UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 8, 2005

U.S. Concrete, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-26025	76-0588680
(Commission File Number)	(IRS Employer Identification No.)

2925 Briarpark, Suite 1050, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

(713) 499-6200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 8, 2005, the compensation committee approved the terms of the U.S. Concrete, Inc. and Subsidiaries 2005 Annual Salaried Team Member Incentive Plan. The plan covers all salaried employees of U.S. Concrete and its subsidiaries. The plan establishes a cash bonus pool, the size of which will be based on our EBITDA performance in 2005 compared to our budgeted EBITDA for the year.

Under the plan, an employee’s eligibility for a bonus is based on his or her grade level and expressed as a percentage of April 1, 2005 annual base pay. Payouts under the bonus pool will be based 50% on our company-wide EBITDA performance compared to budget, 25% on the employee’s specific business unit EBITDA performance compared to budget and 25% on the employee’s individual performance. The plan administrator may adjust EBITDA budgets periodically throughout the year to reflect the effect of acquisitions, internal growth projects and major profit-generating capital expenditures that are not included in the original budget. An individual’s performance rating will be based on a supervisory assessment relative to the accomplishment of individual goals and behaviors exhibited. If our actual EBITDA is equal to or less than 85% of the budgeted amount, the bonus pool relating to the company-wide and business unit performance criteria will equal $0 but an amount up to $1.2 million will be available to be paid out based on individual employee performance as proposed by our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Vice President of Human Resources (collectively, the “plan administrator”).

All bonus payments under the plan must be approved by the compensation committee of our board of directors.

The above description of the plan does not purport to be complete and is qualified in its entirety by reference to the plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Also on April 8, 2005, the compensation committee of our board of directors approved cash bonus payments relating to 2004 performance to two of our executive officers, Gary J. Konnie, Vice President—Human Resources ($3,500), and Donald C. Wayne, Vice President, General Counsel and Corporate Secretary ($7,000).

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Exhibit Description

10.1	U.S. Concrete, Inc. and Subsidiaries 2005 Annual Salaried Team Member Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: April 15, 2005	By:	/s/ Robert D. Hardy
Robert D. Hardy
Senior Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	U.S. Concrete, Inc. and Subsidiaries 2005 Annual Salaried Team Member Incentive Plan.